EXHIBIT 10.22

                                    AGREEMENT



     THIS AGREEMENT (the "Agreement") is entered into as of the 27th day of September, 2004, by and between Brayton Energy, LLC, a limited liability company organized under the laws of New Hampshire ("Brayton"), and Cyber Defense Systems, Inc. and Cyber Aerospace Corp. both Florida corporations ("Purchaser").


     In consideration of the mutual promises made herein, the parties agree as follows:


1.   ORDERS AND CONTRACTS

The terms and conditions set forth in this Agreement shall govern all engineering services performed by Brayton for Purchaser under any order or contract.


2.   SCOPE OF WORK

Brayton shall provide engineering services, including the supply of drawings, specifications, technical data, and know-how, as agreed to within the order or contract, in accordance with its ordinary standards of practice.

If necessary, Brayton shall furnish service personnel to make any inspections and examinations required to perform the engineering services. The Purchaser shall pay for such engineering services in accordance with those rates and expenses in effect at the time of performance and upon such terms and conditions as Brayton ordinarily furnishes such services for the research of airships and Unmanned Aerial Vehicles (UAV"s) power and lifting systems.


3.   DELIVERY

Engineering services delivery dates shall be interpreted as estimated and in no event shall such dates be construed as falling within the meaning of "time is of the essence".


4.   INTELLECTUAL PROPERTY RIGHTS

All inventions, patents, copyrights, trademarks, trade secrets and know-how, including proprietary design and manufacturing technology, (Intellectual Property or "IP") developed as a result of the engineering services under this Agreement shall be owned exclusively by Purchaser. Brayton claims ownership rights to all IP that has been previously developed by Brayton. To the extent any such Brayton IP is used as a basis for the engineering services to be provided to the Purchaser under this Agreement, Brayton will offer an exclusive license to use such Brayton IP in connection with any IP developed as a result of the engineering services under this Agreement.





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5.   ASSIGNMENT

No party may transfer a resulting order or contract or assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Purchaser may, without need of consent of Brayton (i) assign any or all of its rights and interests hereunder or any resulting order or contract to its parent corporation or one or more of any of its subsidiary corporations or sister corporations under common control with its parent corporation.


6.   WARRANTY

Brayton warrants that any equipment manufactured by it and delivered hereunder ("Equipment") will be free of defects in material and workmanship for a period of twelve months from the date of placing the Equipment in operation or eighteen months from the date of shipment, whichever shall first occur. The Purchaser shall be obligated to promptly report any failure to conform to this warranty, in writing to Brayton within said period, whereupon Brayton shall, at its option, correct such nonconformity by suitable repair to such Equipment or, furnish a replacement part F.O.B. point of shipment, provided the Purchaser has stored, installed, maintained and operated such Equipment in accordance with good industry practices and has complied with specific recommendations of Brayton. Accessories or equipment furnished by Brayton, but manufactured by others, shall carry whatever warranty the manufacturers have conveyed to Brayton and which can be passed on to the Purchaser. Brayton shall not be liable for any repairs, replacements, or adjustments to the Equipment or any costs of labor performed by the Purchaser or others without Brayton's prior written approval.

The effect of corrosion, erosion and normal wear and tear are specifically excluded.

Engineering services provided by Brayton shall be in accordance with generally accepted industry standards.

Due to the developmental nature of the materials and engineering services to be provided, no performance warranties or guarantees of any kind are provided.

Brayton makes no other warranty or representation of any kind whatsoever, expressed or implied, except that of title, and all implied warranties of merchantability and fitness for a particular purpose are hereby disclaimed.

Correction by Brayton of nonconformities whether patent or latent, in the manner and for the period of time provided above, shall constitute fulfillment of all liabilities of Brayton for such nonconformities, whether based on contract, warranty, negligence, indemnity, strict liability or otherwise with respect to or arising out of such Equipment.

The Purchaser shall not operate Equipment that is considered to be defective, without first notifying Brayton in writing of its intention to do so. Any such use of Equipment will be at the Purchaser's sole risk and liability.





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7.   LIMITATION OF LIABILITY

The remedies of the purchaser set forth herein are exclusive, and the total liability of Brayton with respect to this contract or the equipment and services furnished hereunder, in connection with the performance or breach thereof, or from the manufacture, sale, delivery, installation, repair or technical direction covered by or furnished under this contract, whether based on contract, warranty, negligence, indemnity, strict liability or otherwise, shall not exceed the purchase price of the unit of equipment and/or services upon which such liability is based.

Brayton and its suppliers shall in no event be liable to the purchaser, any successors in interest or any beneficiary or assignee of this contract for any consequential, incidental, indirect, special or punitive damages arising out of this contract or any breach thereof, or any defect in, or failure of, or malfunction of the equipment hereunder, whether based upon loss or use, lost profits or revenue, interest, lost goodwill, work stoppage, impairment or other goods, loss by reason of shutdown or non-operation, increased expenses of operation, cost of purchase or replacement power of claims of purchaser or customers or purchaser for service interruption whether or not such loss or damage is based on contract, warranty, negligence, indemnity, strict liability or otherwise.


8.   NUCLEAR LIABILITY

In the event that the engineering services shall pertain to a nuclear facility, the Purchaser shall arrange for insurance and indemnification protecting Brayton against liability and hereby releases and agrees to indemnify Brayton and its suppliers for any nuclear damage, including loss of use, in any manner arising out of a nuclear incident, whether alleged to be due, in whole or in part to the negligence or otherwise of Brayton or its suppliers.


10.  EXCLUSIVE RELATIONSHIP


Brayton shall act as the exclusive engineering consulting firm to Purchaser and will not perform engineering services for any other person or entity in the field of design, assembly and construction of any low, medium or high altitude airships and or UAV's for military or non-military applications while under contract with Purchaser.


11.  TERM


This Agreement shall commence on the date hereof and shall terminate upon the first to occur of the following: (1) the parties execute a writing indicating an intent to terminate the Agreement, or (2) a period of 6 months shall have elapsed without any order or contract for engineering services having been given by Purchaser to Brayton under this Agreement.




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12.  GENERAL

     (b) This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

     (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (e) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given on the next business day if delivered by a nationally recognized overnight courier with next business day delivery requested, or on the third business day after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Brayton:            Brayton Energy, LLC
                               19 Bayridge Road
                               Greenland, NH 03840
                               Attn: James Kesseli

     If to Purchaser:          Cyber Defense Systems, Inc.
                               5147 South Harvard Ave.
                               Suite 138
                               Tulsa, OK 74135
                               Attn: William Robinson

                               Cyber Aerospace Corp.
                               5147 South Harvard Ave.
                               Suite 138
                               Tulsa, OK 74135
                               Attn: William Robinson

Either party may change the address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     (g) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Hampshire without giving effect to any choice or conflict of law provision or rule (whether of the State of New Hampshire or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Hampshire.




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     (h) No amendment of any provision of this  Agreement  shall be valid unless the same shall be in writing and signed by both parties. No waiver by a party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (i) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (j) Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (k) Each of the parties submits to the jurisdiction of any state or federal court sitting in the States of New Hampshire or Oklahoma, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Either party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12(f) above. Nothing in this Section 12(k), however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     (o) If any action is brought to enforce, or to construe or determine the validity of, any term or provision of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs of the action.

                               (signatures follow)






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                IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.



                                     Brayton Energy, LLC


                                     By:  /s/James Kesseli
                                        ---------------------------
                                     Title:   President


                                     Cyber Defense Systems, Inc.


                                     By: /s/William Robinson
                                        ---------------------------
                                     Title:


                                     Cyber Aerospace Corp.


                                     By: /s/William Robinson
                                        ---------------------------
                                     Title:













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